CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Reg. No. 333-207731) dated November 2, 2015 of Gulf Resources, Inc. and in the related Prospectus included therein, of our report dated March 16, 2018, relating to the consolidated financial statements of Gulf Resources, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 16, 2018.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

March 23, 2018